SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                             EARTHSHELL CORPORATION
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                             EARTHSHELL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 22, 2006



         The 2006 Annual Meeting of Stockholders of EarthShell Corporation (the "Company") will be held at the Towson Sheraton, located at Dulaney Valley Road, Baltimore, Maryland on June 22, 2006 at 10:00 a.m. Eastern Daylight Time, for the purposes of:

                  (1) Electing five directors to serve until the 2007 annual meeting of stockholders and until their successors are elected and have qualified;

                  (2) Approving an amendment to the Company's 1995 Stock Incentive Plan increasing the number of shares of Common Stock available for awards; and

                  (3) Transacting such other business as may properly come before the meeting and at any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on May 1, 2006 as the record date for the determination of stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. You are cordially invited to attend the meeting in person. Whether or not you expect to attend, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used as long as you have notified the Secretary in writing of your intention to revoke your proxy before it has been voted.

         If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card are enclosed. If you received your annual meeting materials via e-mail, the e-mail contains voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at www.proxyvote.com.

                                            By Order of the Board of Directors

                                            /s/ D. Scott Houston
                                            D. Scott Houston
                                            Secretary

Baltimore, Maryland

                             EARTHSHELL CORPORATION

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 22, 2006

         This Proxy Statement is furnished to the stockholders of EarthShell Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2006 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Towson Sheraton, Dulaney Valley Road, Baltimore, Maryland, at 10:00 a.m. Eastern Daylight Time, on June 22, 2006, and at any and all adjournments or postponements thereof. This Proxy Statement and the form of proxy is being mailed on or about May 11, 2006 to all stockholders entitled to vote at the Annual Meeting.

         The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company has retained the services of U.S. Stock Transfer Corporation to assist in the solicitation of proxies from brokerage houses, banks and other custodians or nominees holding stock in their names for others.

Record Date and Voting

         On May 1, 2006, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had 19,154,167 shares of common stock, par value $0.01 per share ("Common Stock"), outstanding. Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions or broker non-votes are counted for purposes of determining the presence of a quorum for transaction of business. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes are shares which are represented at the Annual Meeting which a broker or nominee has indicated it does not have discretionary authority to vote. A broker non-vote will generally have the effect of a negative vote.

         Each such share of Common Stock is entitled to one vote on all matters properly brought before the meeting. The vote of a plurality of the shares cast in person or by proxy is required to elect a nominee for director. With respect to the election of each director at the Annual Meeting, each holder of Common Stock is entitled to vote the number of shares owned by such stockholder. The nominees who receive the greatest number of votes shall be elected to fill the vacancies on the Board. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise.

         A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 1301 York Road, Suite 200, Lutherville, Maryland 21093, and at the time and place of the Annual Meeting.


         Vincent J. Truant and D. Scott Houston, the persons named as proxy holders on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in that capacity. Messrs. Truant and Houston are both officers and directors of the Company.

         Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked in writing before they are voted) will be voted at the Annual Meeting FOR the nominees named below for election as directors. With respect to any other business, which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. Under the Company's Bylaws, stockholder proposals and nominations for persons for elections to the Board, other than those made by or at the direction of the Board, may be made at the Annual Meeting only pursuant to a timely notice in writing delivered or mailed to the Secretary of the Company at the Company's offices at 1301 York Road, Suite 200, Lutherville, Maryland 21093 not later than the tenth day following the first public announcement of the Annual Meeting. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting, provided that, in accordance with the Company's Bylaws, the stockholder has delivered to the Secretary a written notice of the stockholder's intention to revoke the proxy and vote in person prior to the voting of the proxy.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is currently comprised of five members, all of whom will be standing for re-election. All directors are elected each year at the annual meeting of stockholders. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a director. If any nominee should become unavailable for election, the shares of Common Stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the proxy holders. Each of the nominee directors have been nominated by the Board of Directors.

         The following table sets forth the name and age of each director nominated for election at the Annual Meeting, the year the director was first elected and his or her position with the Company:

Name                            Age     Position                                                     Director Since
----                            ---     --------                                                     --------------
Vincent J. Truant .......       58      Director,  Chairman  of the  Board,  and Chief  Executive         2005
                                        Officer
D. Scott Houston.........       51      Director and Chief Financial Officer                              2005
Hamlin M. Jennings.......       58      Director                                                          2003
Walker Rast..............       70      Director                                                          2003
Michael C. Gordon........       70      Director                                                          2005

----------
The following is a biographical summary of the experience of each of the director nominees:

Director Nominees

         Vincent J. Truant has served as the Company's Chief Executive Officer since September 1, 2005, as President since 2002 and as a Director since July 2005. In February 2006, Mr. Truant was also elected Chairman of the Board of EarthShell. From May 15, 2002 to August 31, 2005, Mr. Truant served as the Company's President and Chief Operating Officer. From March 2001 to May 2002, Mr. Truant served as Senior Vice President and Chief Marketing Officer of the Company. From October 1999 to March 2001, and from March 1999 to October 1999, respectively, he served as Senior Vice President and as Vice President of Marketing, Environmental Affairs and Public Relations, and from April 1998 to March 1999 as Vice President of Marketing and Sales. During a prior fifteen (15) year tenure at Sweetheart Cup Company ("Sweetheart"), Mr. Truant served as Vice President and General Manager for the National Accounts Group and the McDonald's Corporation Strategic Business Units. Before joining Sweetheart, Mr. Truant was engaged in both domestic and international marketing assignments for Philip Morris Inc. and its subsidiary, Miller Brewing Company, as well as Eli Lilly & Company.

         Michael C. Gordon was appointed to the Board of Directors in June 2005. Mr. Gordon is currently the Director of SEC Services for Gumbiner Savett Inc., Certified Public Accountants and Business Advisors. From 1990 through 2001, Mr. Gordon was an audit partner with BDO Seidman, where he was in charge of the audit department of the Los Angeles office. From 1977 to 1990, he was an audit partner with Laventhol and Horwath where he was also in charge of the audit department of the Los Angeles office. Prior to 1977, he was an audit partner with Arthur Young & Company. Mr. Gordon has over forty years of public accounting, SEC, and financial reporting experience. The Board of Directors has determined that Mr. Gordon qualifies as an "audit committee financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K in the Securities Exchange Act of 1934. Mr. Gordon is serving as Chairman of the Audit Committee.

         D. Scott Houston has served as a Director of the Company since July 2005, as the Company's Chief Financial Officer since October 1999, and as the Company's Secretary since December 1999. From January to October 1999, Mr. Houston served as Senior Vice President of Corporate Planning and Assistant Secretary. From July 1993 until January 1999, Mr. Houston served as Chief Financial Officer. From August 1986 until joining the Company, he held various positions with E. Khashoggi Industries and its affiliates, including Chief Financial Officer and Vice President of CTC from 1986 to 1990. From 1984 to 1986, Mr. Houston operated Houston & Associates, a consulting firm. From July 1980 until September 1983, Mr. Houston held various positions with the Management Information Consulting Division of Arthur Andersen & Co., an international accounting and consulting firm.

         Hamlin M. Jennings has served as a Director of the Company since January 2003. Since 1987, Dr. Jennings has been a Professor in the Civil and Environmental Engineering Department and the Materials Sciences and Engineering Department at Northwestern University. In 2002, he assumed the Chairmanship of the Civil and Environmental Engineering Department. Prior to his appointment at Northwestern, Dr. Jennings worked at the National Institute of Standards and Technology, Imperial College London, and the University of Cape Town. He is a fellow of the Institute of Materials in the United Kingdom and Fellow of the American Ceramic Society. Additionally, Dr. Jennings is owner and President of Evanston Materials Consulting Corporation, founded in 1997, which specializes in cement-based materials and coatings. Dr. Jennings holds 12 patents, is the associate editor of two journals and has published over 120 scientific papers.

         Walker Rast has served as a Director of the Company since September 2003. Mr. Rast is currently a business consultant and a member of the Educational Foundation Board of the University of South Carolina and a member of the Advisory Board of the College of Engineering and Information Technology. From 1994 to the present, Mr. Rast was a founding member and major stockholder in two startup companies using technology jointly developed with the University of South Carolina. One company has developed sea and inland water purification with zero waste discharge. The other is developing a new method for hydrogen production. From 1987 to 1994, Mr. Rast was a member of the Executive Board of Directors of Royal Packaging Industries Van Leer, a worldwide packaging company based in the Netherlands. From 1979 to 1987, Mr. Rast was Chairman and CEO of Keyes Fibre Company (now known as The Chinet Company), first an operating group of Arcata Corporation and then of Royal Packaging Industries Van Leer. Mr. Rast held various domestic and international executive positions with Van Leer and Arcata Corporation for over ten years, and was previously with U.S. Gypsum Corporation for eleven years.


Director Nominating Process

         The Board's policy with respect to director nominations is to assess the appropriate size of the Board, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. The Board also considers properly submitted stockholder nominations for candidacy for director.

         The Board utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Board through its current members, stockholders or other persons. These candidates are evaluated at regular or special meetings, and may be considered at any point during the year. In evaluating all nominees, the Board considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company's interests

         Any stockholder nominations proposed for consideration by the Board should include the nominee's name and qualifications for Board membership and should be addressed to EarthShell Corporation, 1301 York Road, Suite 200, Lutherville, Maryland 21093, Attention: Board of Directors. Following verification of the stockholder status of persons recommending candidates to the Board, recommendations are aggregated and considered by the Board at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Board.


Committees of the Board of Directors

         At the annual meeting of the Board in July 2005, the Company reorganized the Committees of the Board, Currently, the Board maintains three standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee. The Board has written charters for each of its committees.

         Director nominees are recommended to the full Board by the Corporate Governance and Nominating Committee with input from Management. The committees are presently comprised of the following Directors:

Audit Committee                             Compensation Committee                  Corporate Goverance & Nominating
                                                                                    Committee
Mr. Gordon (Chair)                          Dr. Jennings (Chair)                    Mr. Rast (Chair)
Mr. Rast                                    Mr. Gordon                              Dr. Jennings
Dr. Jennings                                Mr. Rast                                Mr. Gordon


         Executive Committee

         The Executive Committee was dissolved at the July 2005 annual meeting of the Board in connection with the reorganization of Board and the Board committees. Prior to being dissolved, the Executive Committee held frequent meetings in 2004 and in 2005, and at times took action by unanimous written consent in lieu of meetings. The primary function of the Executive Committee was to perform all of the duties otherwise vested in the Board when the Board is not in session, except for the following matters which were not delegated to the Executive Committee: (a) declaring cash or stock dividends or distributions to stockholders of the Company; (b) taking action on matters otherwise specifically delegated to other committees of the Board of Directors; (c) amending or repealing the Certificate of Incorporation or Bylaws of the Company, or adopting new ones; (d) approving a plan of merger, acquisition or divestiture or sale, lease or exchange of substantially all of the business, properties or assets of the Company; (e) authorizing or approving the issuance or sale of shares of stock of the Company; (f) authorizing the Company to perform or make a contract or commitment that requires a financial commitment by the Company exceeding the applicable amount budgeted under the operating budget or capital budget approved by the Board, if such contract or commitment, together with any other such contract or commitment, involves a payment by the Company of more than $1 million in the aggregate; and (g) electing or removing officers, directors or members of any committee of the Board. The Executive Committee functioned according to a written charter.

         Compensation Committee

         The Compensation Committee held two (2) meetings in 2005. At the annual meeting of the Board in July 2005, the Stock Options Committee was dissolved and the functions of that committee were assumed by the Compensation Committee. Prior to August 2005, the functions of the Compensation Committee included: (a) reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for each of the senior executive officers of the Company; (b) reviewing and commenting on new executive compensation programs that the Company proposes to adopt; (c) periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance; (d) helping to ensure that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders; (e) participating in the preparation of certain portions of the Company's annual proxy statement; (f) hiring a compensation expert to provide independent advice on compensation levels, if necessary; and
(g) helping to ensure that the Company undertakes appropriate planning for management succession and advancement.

On August 11, 2005, a new charter was adopted for the Compensation Committee. As outlined in the new charter, the functions of the Compensation Committee include: (a) oversee the Company's overall compensation structure, policies and programs, and assess whether the Company's compensation structure establishes appropriate incentives for management and employees; (b) review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the "CEO"), evaluate the CEO's performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO's compensation level based on this evaluation; (c) administer and make recommendations to the Board with respect to non-CEO compensation and the Company's incentive-compensation and equity-based compensation plans; (d) review and recommend to the Board the annual base salary, bonus, and other benefits for the executive officers of the Company with the goal of ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders; (e) approve stock option and other stock incentive awards for executive officers; (f) review and approve the design of other benefit plans pertaining to executive officers; (g) review and recommend employment agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements; (h) approve, amend or modify the terms of any compensation or benefit plan that does not require shareholder approval; (i) review periodically succession plans relating to positions held by executive officers, and make recommendations to the Board regarding the selection of individuals to fill these positions; (j) annually evaluate the performance of the Committee and the adequacy of the committee's charter; and (k) produce a Committee report on executive compensation as required by the Securities and Exchange Commission (the "SEC") to be included in the company's annual proxy statement filed with the SEC. The Compensation Committee Charter is included in Appendix B of this proxy statement.

         Audit Committee

         The Audit Committee held four meetings in 2005. Previous to August 11, 2005 the functions of the Audit Committee included: (a) engaging an accounting firm to act as the Company's independent external auditor (the "Auditor"); (b) determining the Auditor's compensation, the proposed terms of its engagement, its independence from the Company and its performance during each year of its engagement; (c) reviewing the Company's annual financial statements and significant disputes, if any, between management of the Company and the Auditor that arise in connection with the preparation of those financial statements; (d) reviewing the results of each external audit; (e) reviewing the procedures employed by the Company in preparing published quarterly financial statements and related management commentaries; (f) reviewing any major changes proposed to be made in auditing and accounting principles and practices in connection with the Company's financial statements; (g) reviewing the adequacy of the Company's internal financial controls; and (h) if the Company appoints a Director of Internal Audit, meeting periodically with that person to evaluate compliance with the foregoing duties.

         On August 11, 2005, a new charter was adopted for the Audit Committee. As outlined in the new charter, the functions of the Audit Committee include: a) oversee the Company's accounting and financial reporting processes and the audits of the Company's financial statements; engaging an accounting firm to act as the Company's independent external auditor (the "Auditor"); determining the Auditor's compensation, the proposed terms of its engagement, its independence from the Company and its performance during each year of its engagement; b) oversee the Company's compliance with legal and regulatory requirements; c) oversee the outside auditor's qualifications and independence; d) oversee the performance of the company's internal audit function and outside auditor; e) oversee the Company's system of disclosure controls and system of internal controls; and f) prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement. The Audit Committee Charter is included in APPENDIX B of this proxy statement.

         The Company's Audit Committee is to be comprised of at least three (3) independent Directors. Mr. Gordon serves as Chairman of the Audit Committee. The Board has determined that Mr. Gordon is an "audit committee financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K in the Securities Exchange Act of 1934, as amended. The Committee is currently comprised of Messrs. Gordon, Jennings and Rast, each of whom are independent Directors within the meaning of the Nasdaq Stock Market listing standards.

         Stock Option Committee

         The Stock Option Committee was dissolved in connection with the reorganization of the Board and the committees of the Board at the annual meeting of the Board in July 2005. The functions of the Stock Option Committee are now carried out by the Compensation Committee, as outlined above. Prior to being dissolved, the Stock Option Committee held one meeting in 2005. The Stock Option Committee was responsible for administering the Company's 1994 Stock Option Plan and 1995 Stock Incentive Plan (collectively, the "Plans") including, without limitation, the following: (a) adopting, amending and rescinding rules relating to the Plans; (b) determining who may participate in the Plans and what awards may be granted to such participants; (c) granting awards to participants and determining the terms and conditions thereof, including the number of shares of common stock issuable pursuant to the awards; (d) determining the terms and conditions of options automatically granted to directors pursuant to the Plans;
(e) determining whether and the extent to which adjustments are required pursuant to the anti-dilution provisions of the Plans; and (f) interpreting and construing the Plans and the terms and conditions of any awards granted thereunder.

         Conflicts Committee / Corporate Governance & Nominating Committee

         At the annual meeting of the Board in July 2005, the Conflicts Committee was dissolved and a new Corporate Governance and Nominating Committee was organized. The Corporate Governance & Nominating Committee held three (3) meetings in 2005. The functions of the Conflicts Committee included reviewing potential related party or conflict of interest transactions to: (a) determine whether each such transaction is on at least as favorable terms to the Company as might be available from other third parties, (b) determine whether such transactions are reasonably likely to further the Company's business activities and interests, (c) determine whether the process by which the decision to enter into such transactions was approved or ratified and is fair, (d) help ensure that all such transactions are disclosed in the Company's filings with the SEC as necessary and (e) if necessary, retain an independent expert to determine the advisability of the Company's entering into such transactions, and to determine fair terms for such transactions.

         A charter for the Corporate Governance and Nominating Committee was adopted on August 11, 2005. The functions of the Corporate Governance and Nominating Committee include: a) identifying qualified individuals to become Board members; b) determining the composition of the Board and its committees;
c) considering questions of possible conflicts of interest; d) developing and implementing the Company's corporate governance guidelines; and e) monitoring a process to assess Board effectiveness. The Conflicts Committee / Corporate Govenance & Nominating Committee Charter is included in APPENDIX B of this proxy statement.

         Board and Committee Attendance

         The Board of Directors held twelve (12) meetings in 2005. All Directors attended at least seventy-five percent of the Board meetings and the meetings of the Committees on which they served in 2005.

         Code of Ethics

         The Company has adopted a Code of Ethics that applies to all Directors, officers and employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of the Company. The Company has posted its Code of Ethics on its website at www.earthshell.com. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of its Code of Ethics that applies to the Company's Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, or persons performing similar functions and that relates to an element enumerated in Item 406(b) of Regulation S-K by posting such information on its website.


Independent Auditors

         The Audit Committee pre-approved the engagement of Farber, Hass, Hurley & McEwen, LLP to provide both audit and tax services for the fiscal year ended December 31, 2005, including the quarterly reviews for the three quarters of 2005. Farber, Hass, Hurley & McEwen. LLP provided no other audit services, audit-related services, tax services or permitted non-audit services for and during the fiscal year ending 2005. The Audit Committee adopted a pre-approval policy relating to audit services for all audit-related services, tax services and non-audit services to be performed by its auditors from 2004 onward.

During the fiscal year ended December 31, 2005, the following audit, audit-related, tax and non-audit fees were incurred by the Company:

Audit Fees. For the year ended December 31, 2005, Farber & Hass LLP charged the Company an aggregate of approximately $94,200 for professional services rendered for the 2005 audit of the Company's financial statements and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the three quarters of 2005.

All Other Fees. During the year ended December 31, 2005, the Company incurred fees of $8,750 for tax return preparation.


Audit Committee Report

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal control system. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

         In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors, and has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with them their independence from the Company and its management. The Audit Committee has further considered whether, and determined that, the independent auditors' provision of non-audit services to the Company is compatible with the firm's independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:


Michael C. Gordon
Hamlin Jennings
Mr. Walker Rast

         The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

Compensation of Directors

         The Board pays to each non-employee director an annual retainer fee of $20,000, payable quarterly, plus a fee of $1,000 for each regular meeting attended in person and $500 for telephonic board meetings. Committee chairpersons receive an additional $1,000 per quarter for their committee service except for the audit committee chairman, who receives $3,000 per quarter. All of the directors, except for Mr. Truant and Mr. Houston, are currently considered to be non-employee directors of the Company.

         The 1995 Stock Incentive Plan provides that each non-employee Director automatically be granted options to purchase 25,000 shares of the Company's Common Stock, effective at the conclusion of each annual meeting. All such stock options (i) vest ratably at 25% at the end of each calendar quarter following the grant, provided the director holding the options continues to serve as a director at the end of each such quarter, and (ii) have an exercise price equal to the "fair market value" of the underlying shares, which is defined in the 1995 Stock Incentive Plan as the closing trading price on the day before such annual meeting.

         In April 2004, based on the financial condition of the Company, the Board of Directors unanimously agreed to defer the payment of the director fees discussed above until such time as the financial condition of the Company improves. Certain of the deferred directors' fees have been paid, and as of March 31, 2006, the Company had outstanding accrued and unpaid directors' fees of approximately $167,917. In June 2005, the Board granted to each of the Company's non-employee Directors who had served during the previous year 10,000 restricted shares of the Company's common stock

         In June, 2005, Mr. Gordon was appointed to the Board to fill the vacancy created by the resignation of Dr. Roland. Mr. Gordon received an initial grant of 10,000 restricted shares of the Company's common stock.


                                 PROPOSAL NO. 2

 AMENDMENT OF THE COMPANY'S 1995 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF
   SHARES OF COMMON STOCK AVAILABLE FOR AWARDS THEREUNDER BY 2,750,000 SHARES

         At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company's 1995 Stock Incentive Plan (the "1995 Plan") in order to change the number of shares of Common Stock available thereunder from 1,250,000 to 4,000,000 shares.

         The Board of Directors has approved and is hereby soliciting stockholder approval of an amendment to the 1995 Plan in the form set forth in "Appendix B" to the Proxy Statement.

         The Company has utilized stock options granted pursuant to the 1995 Plan to attract, retain and motivate its employees, directors and consultants by providing for or increasing their proprietary interests in the Company. Under the 1995 Plan, every employee and consultant of the Company, or any of its subsidiaries, is eligible to be considered for the grant of awards. The 1995 Plan had a ten year term, which was extended by the Board in 2005 for two more years, to terminate in November 2007.

         A total of 10,000,000 shares of Common Stock are currently reserved for issuance under the 1995 Plan. As of May 1, 2006, no shares of Common Stock remained available for issuance under the 1995 Plan. The Board of Directors believes that the availability of sufficient number of shares available for issuance under the 1995 Plan is integral to attract, retain and motivate qualified employees fundamental to the success of the Company. Subject to stockholder approval, in April 2006, the Board of Directors approved an increase of 2,750,000 shares of Common Stock issuable under the 1995 Plan, which, if approved by the stockholders, would increase the total shares reserved for issuance under the 1995 Plan since its inception from 1,250,000 shares to 4,000,000 shares.


Summary of the 1995 Plan

         The purpose of the 1995 Plan is to enable the Company to attract, retain and motivate its employees and consultants by providing for or increasing the proprietary interests of such employees and consultants in the Company and to enable the Company to attract, retain and motivate its non-employee directors and further align their interests with those of the Company's stockholders by providing for or increasing the proprietary interest of such directors in the Company.

         Any person who is a director, employee or consultant to the Company or any of its subsidiaries, including any director who is also such an employee, is eligible to be considered for the grant of awards under the 1995 Plan. The 1995 Plan also currently provides for the automatic grant of options to non-employee directors of the Company. As of May 1, 2006, approximately three employees (including two employee directors) and three non-employee directors were participating in the 1995 Plan.

         The maximum number of shares of Common Stock that may currently be issued pursuant to all awards (including ISOs) granted under the 1995 Plan is 1,250,000, subject to certain anti-dilution adjustments. The maximum number of shares of Common Stock that may currently be issued pursuant to ISOs granted under the 1995 Plan is also 1,250,000. Under the proposed amendment to the 1995 Plan, the maximum number of shares that may be issued pursuant to awards (including ISOs) granted under the 1995 Plan is 4,000,000, and the maximum number of shares of Common Stock that may be issued pursuant to ISOs is 4,000,000.

         No employee may be granted awards under the 1995 Plan with respect to more than 500,000 shares of Common Stock during any calendar year, subject to certain anti-dilution adjustments. This limitation is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") so that compensation attributable to awards under the 1995 Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, non-employee directors of the Company are currently entitled to receive automatic option grants to purchase 25,000 shares of Common Stock on an annual basis.

         The 1995 Plan is administered by The Compensation Committee (the "Committee") of the Board of Directors. The Committee is authorized to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (i) Common Stock or (ii) a derivative security with an exercise or conversion privilege at a price related to the Common Stock or with a value derived from the value of the Common Stock. Awards under the 1995 Plan are not restricted to any specified form or structure and may include arrangements such as sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. Any stock option granted to an employee may be an ISO or a nonqualified stock option.

         Subject to the provisions of the 1995 Plan, the Committee is authorized and empowered to administer the 1995 Plan, including, without limitation: (i) adopting, amending and rescinding rules and regulations relating to the 1995 Plan; (ii) determining which persons may participate in the 1995 Plan and to which of such participants, if any, awards shall be granted under the 1995 Plan;
(iii) granting awards to participants and determining the terms and conditions of awards granted under the 1995 Plan, including the number of shares of Common Stock issuable pursuant thereto; (iv) determining, with certain exceptions, the terms and conditions of the Director Options that are automatically granted under the 1995 Plan; (v) determining whether, and the extent to which, anti-dilution adjustments are required and (vi) interpreting and construing the 1995 Plan and the terms and conditions of any awards granted under the 1995 Plan.

         The anti-dilution provisions of the 1995 Plan generally provide for adjustments to the number of shares issuable pursuant to awards if the outstanding securities subject to the 1995 Plan increases or decreases as a result of certain events including, but not limited to, reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend or other distribution. The anti-dilution provisions of the 1995 Plan also generally provide that no adjustment shall be made under the provisions of the 1995 Plan to the extent such adjustment would cause ISOs issued or issuable under the 1995 Plan to be treated as other than ISOs, or to the extent that the Committee determines that such adjustment would result in the disallowance of federal income tax deduction for compensation attributable to awards under the 1995 Plan by causing such compensation to be treated as other than "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

         The 1995 Plan currently does not specify a minimum exercise price or other consideration that a recipient of an award must pay to obtain the benefit of an award, and therefore the maximum compensation payable pursuant to the 1995 Plan, during the term of the 1995 Plan and awards granted thereunder, is currently equal to the number of shares of Common Stock with respect to which awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured (which, in the case of non-statutory options, will generally be the date of exercise of the options). Awards may be issued under the 1995 Plan for any lawful consideration including services rendered by the recipient of such award. Any exercise price or other consideration payable in respect of any awards currently made under the 1995 Plan are to be determined by the Committee and included in the terms of such award. However, Director Options automatically granted to non-employee directors on an annual basis will have an exercise price per share equal to the Fair Market Value of the Common Stock on the business day immediately preceding the date of the grant. Each such Director Option granted pursuant to the 1995 Plan vests and becomes exercisable 25% at the end of each calendar quarter following the grant date, subject to the condition that the recipient is a director on such date.

         Awards may not be granted under the 1995 Plan on or after the twelvth anniversary of its adoption (ISOs may not be issued with a term over 10 years). Each Director Option granted under the 1995 Plan expires upon the first to occur of the following: (i) the first anniversary of the date upon which the optionee ceases to be a director as a result of death or total disability; (ii) the 90th day after the date upon which the optionee ceases to be a director for any reason other than death or total disability or (iii) the fifth anniversary of the date of grant of such Director Option.

         An award may include a provision conditioning or accelerating the receipt of benefits upon the occurrence of specified events, such as a change in control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or other significant corporate transaction described in the 1995 Plan. Further, all outstanding Director Options theretofore granted under this 1995 Plan terminate upon the first to occur of the following: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to such outstanding Director Options are exchanged for or converted into cash, property and/or securities not issued by the Company, which reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board or (iii) the sale of substantially all of the property and assets of the Company.

         The 1995 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not required to be qualified under Section 401(a) of the Code.

New Plan Benefits

         The following table discloses the number of shares subject to awards that have been granted under the 1995 Plan as of March 31,2006 to (i) the persons named under "Executive Compensation Summary Compensation Table" above,
(ii) the Company's current executive officers as a group, (iii) the Company's current directors who are not executive officers as a group, and (iv) all employees as a group. The closing price of the Company's Common Stock on NASD Over the Counter Market was $1.90 on April 28, 2006.

                                                              Number of
                   Name of Individual                      Shares Subject
                     or Identity of                          To Options
                   Group or Position                           Granted (#)
                  -------------------                       -----------
Vincent J. Truant                                              482,917
D. Scott Houston                                               504,166
Paul Susie                                                      40,000
Michael C. Gordon                                               25,000
Hamlin Jennings                                                 30,034
M. Walker Rast                                                  28,603
Executive Officers as a group                                  927,083
Directors as a group                                            93,637
Employees as a group                                           927,083

Securities Authorized for Issuance Under Equity Compensation Plans

         The following table provides information with respect to compensation plans under which equity securities of the Company are currently authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders), as of December 31, 2006:

                                                                                             Number of securities
                                                                                            remaining available for
                                   Number of securities to    Weighted-average exercise      future issuance under
                                   be issued upon exercise       price of outstanding      equity compensation plans
                                   of outstanding options,      options, warrants and        (excluding securities
         Plan category               warrants and rights                rights             reflected in column (a))
         -------------               -------------------                ------             ------------------------
                                             (a)                         (b)                          (c)
Equity compensation plans                          1,164,425             $          8.50                    --
     approved by security
     holders....
Equity compensation plans not                        465,000             $          2.10                    --
     approved by security
     holders (1).....
         Total.............                        1,629,425             $          6.68                    --

----------
(1) These options are intended to be included within the 1995 Plan, and were granted, subsequet to the 2005 Annual Stockholders Meeting, subject to approval by the Shareholders of this proposed amendment to the 1995 Plan to increase the number of shares authorized under the 1995 Plan.

Vote Required and Board of Directors' Recommendation

         Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of the Company's Common Stock entitled to notice of, and to vote at, the Annual Meeting of Stockholders. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum, but will each be counted as a "NO" vote for purposes of determining whether this proposal has been approved.

         The Board of Directors believes that approval of Proposal No. 2 is in the best interests of the Company for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 2

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of each class of the Company's voting securities as of March 31, 2006, by (i) each person or company known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares, (ii) each director of the Company, or any nominee for directorship, (iii) the Chief Executive Officer of the Company and each of the other Named Executive Officer, and (iv) all directors and Named Executive Officers of the Company as a group.

                                                                                Percentage of
                                                                Number of         Shares of
                                                                Shares of       Common Stock
Name and Address (1)                                           Common Stock    Outstanding (2)
--------------------                                           ------------    ---------------
Hamlin Jennings (3)                                                    40,034                *
Walker Rast (4)                                                        38,603                *
Michael Gordon (5)                                                     25,000                *
Vincent J. Truant (6)                                                  37,083                *
D. Scott Houston (7)                                                  419,120                *
Paul B. Susie (8)                                                      10,000                *
Directors and Named Executive Officers as a group (9)                 539,840            2.24%
Essam Khashoggi (10)                                                7,943,603           31.76%
E Khashoggi Industries, LLC(11)                                     5,999,939           23.99%

----------

*     Indicates ownership of less than 1%.

(1) The address of all individuals, entities and stockholder groups listed in the table is c/o EarthShell Corporation, 1301 York Road, Suite 200, Lutherville, MD 21093.
(2) Applicable percentage of ownership is based on 19,365,188 shares of common stock outstanding as of March 31, 2006 together with securities exercisable or convertible into shares of common stock within 60 days of March 31, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 31, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.
(3) Includes options to purchase 30,034 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.
(4) Includes options to purchase 28,603 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable
(5) Includes options to purchase 25,000 shares of Common Stock issued under the 1995 Stock Incentive Plan, all of which are fully vested and exercisable.
(6) Includes options to purchase 32,917 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.
(7) Includes options to purchase 417,037 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.
(8) Includes options to purchase 10,000 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.
(9) Includes options to purchase 533,591 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.
(10) Includes 5,916,606 shares held by E. Khashoggi Industries, LLC ("EKI"), and 715,436 shares held by EKINVESCO, the controlling owner of each being Mr. Khashoggi. Includes 218,228 shares held by other entities, including CTC, in which Mr. Khashoggi also has a controlling ownership interest. Also includes fully exercisable options to purchase 9,894 shares of Common Stock issued by the Company to Mr. Khashoggi and warrants held by EKI to purchase 1,083,333 shares of Common Stock of the Company. Mr. Khashoggi has sole voting and dispositive power with respect to all shares referred to in this note, and is therefore deemed to be the beneficial owner of such shares.
(11) Includes warrants to purchase 1,083,833 shares of Common Stock of the Company.

                               EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of each of the Company's executive officers. Subject to rights under any employment agreements, officers of the Company serve at the pleasure of the Board of Directors.

Name                                 Age                Position                           Officer Since
----                                 ---                --------                           -------------
Vincent J. Truant...............     58                 Chairman of the Board and Chief    1998
                                                        Executive Officer
D. Scott Houston................     51                 Chief Financial Officer and        1993
                                                        Secretary
Paul B. Susie............. ....      39                 Principal Accounting Officer       2005

The following is a biographical summary of the experience of each of the executive officers.

         Vincent J. Truant has served as the Company's Chief Executive Officer since September 1, 2005, as President since 2002 and as a Director since July 2005. In February 2005, Mr. Truant was also elected Chairman of the Board of EarthShell. From May 15, 2002 to August 31, 2005, Mr. Truant served as the Company's President and Chief Operating Officer. From March 2001 to May 2002, Mr. Truant served as Senior Vice President and Chief Marketing Officer of the Company. From October 1999 to March 2001, and from March 1999 to October 1999, respectively, he served as Senior Vice President and as Vice President of Marketing, Environmental Affairs and Public Relations, and from April 1998 to March 1999 as Vice President of Marketing and Sales. During a prior fifteen (15) year tenure at Sweetheart Cup Company ("Sweetheart"), Mr. Truant served as Vice President and General Manager for the National Accounts Group and the McDonald's Corporation Strategic Business Units. Before joining Sweetheart, Mr. Truant was engaged in both domestic and international marketing assignments for Philip Morris Inc. and its subsidiary, Miller Brewing Company, as well as Eli Lilly & Company.

         D. Scott Houston has served as the Company's Chief Financial Officer since October 1999, as the Company's Secretary since December 1999 and as a Director since July 2005. From January to October 1999, Mr. Houston served as Senior Vice President of Corporate Planning and Assistant Secretary. From July 1993 until January 1999, Mr. Houston served as Chief Financial Officer. From August 1986 until joining the Company, he held various positions with EKI and its affiliates, including Chief Financial Officer and Vice President of CTC from 1986 to 1990. From 1984 to 1986, Mr. Houston operated Houston & Associates, a consulting firm. From July 1980 until September 1983, Mr. Houston held various positions with the Management Information Consulting Division of Arthur Andersen & Co., an international accounting and consulting firm.

         Paul B. Susie has served as the Company's Controller since October 2005. From March 1998 until joining the Company, Mr. Susie held positions as controller for Baltimore Marine Industries, Inc.and more recently American Pool Enterprises, Inc. (a division of FirstService Corporation). From 1994 to 1998, Mr. Susie held various audit, tax and consulting positions with Stegman & Company, a regional accounting and consulting firm. From 1991 to 1994, Mr. Susie served in the audit division of PriceWaterhouseCoopers, an international accounting and consulting firm.

                             EXECUTIVE COMPENSATION
         The following table sets forth certain information with respect to the compensation of the Named Executive Officers. The "Named Executive Officers" include, (i) the Company's Chief Executive Officer, (ii) the Company's executive officers as of December 31, 2005; and (iii) two (2) additional individuals who were not executive officers as of the year ended December 31, 2005. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the periods set forth below.

                           Summary Compensation Table

                                                                                                                 Long-Term
                                                                                                               Compensation
                                                                         Annual Compensation                      Awards
                                                                                                                Securities
                                         Fiscal year                                          Other Annual      Underlying
Name and                                    Ended            Salary            Bonus          Compensation        Options
Principal Position                       December 31           ($)              ($)              ($)(1)             (#)

Vincent J. Truant                             2005    $    366,667(2)         $    --      $      1,747         350,000
  Chairman of the Board, Chief                2004         350,000                 --             2,625          50,000
  Executive Officer and Former                2003         350,000                 --             3,063          20,833
  President

D. Scott Houston (3)                          2005         257,200             70,000            67,569         375,000
  Chief Financial Officer and                 2004         184,978            142,272             3,590          50,000
  Secretary                                   2003         327,200                 --             2,454          20,833

Paul B. Susie (4)                             2005          24,724(4)              --               544          40,000
  Principal Accounting Officer

Simon K. Hodson                               2005         395,444(5)              --             5,833         500,000
  Former Vice Chairman of the Board           2004         500,000(5)              --             2,750         400,000
  and Former Chief Executive Officer          2003         500,000                 --             2,250          41,667(6)

----------

(1) Reflects payments under the Company's 401(k) plan and accrued vacation payments. The Company provides various perquisites to its executives which, in accordance with SEC regulations, are not itemized because their value is less than ten percent (10% ) of an executive's salary.
(2) Reflects a mid-year salary adjustment effective September 1, 2005 as a result of Mr. Truant's becoming Chief Executive Officer of the Company on that date.
(3) Includes $106,667 and $142,222 of deferred salary in 2005 and 2004, respectively (of which $70,000 and $142,222 were treated as deferred bonuses in 2004 and 2004, respectively). Also includes $7,200 in car allowance made to Mr. Houston in 2003, 2004, and 2005.
(4)   Mr. Susie joined the Company on October 31, 2005.
(5) Includes $141,667 deferred salary for 2004 and $133,333 in 2005. Mr. Hodson resigned on October 31, 2005.
(6) This option grant is only exercisable upon the successful completion of a sale of the Company.

         Stock Option Grants in 2005

         The following table sets forth information with respect to options to purchase shares of the Company's Common Stock granted in 2005 to the Named Executive Officers:

                                                                                               Potential Realizable Value
                                                                                                at Assumed Rates of Stock
                                                     Individual Grants                        Appreciation for Option Term(1)
                                  -------------------------------------------------------     -------------------------------
                                  Number of      % of Total
                                    Shares         Options
                                  Underlying     Granted to      Exercise
                                   Options      Employees in    Price (Per      Expiration
Name and Principal Position        Granted          2005          Share)           Date             5%             10%
---------------------------        -------       ----------    -----------      ----------    ------------    -----------
Vincent J. Truant                     350,000           28%          $2.10        9/1/2015    $    771,750    $   808,500

Chairman of the Board, Chief
  Executive Officer and
  Former President

D. Scott Houston.                     300,000           24%          $1.85       5/11/2015    $    236,250    $   247,500
  Chief Financial Officer              75,000            6%          $2.15      10/12/2014         169,313        177,375
  and Secretary

Paul B. Susie                          40,000            3%          $2.15      11/29/2015    $     90,300    $    94,600
  Principal Accounting Officer

Simon K. Hodson                        500,000          39%          $1.85      10/31/2010    $    393,750    $   412,500
  Former Vice Chairman of the
  Board and Former Chief
  Executive Officer

----------
(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. In each case, the Company would use the market price of the Common Stock on the date of grant to compute the potential realizable values.

         Aggregated Option Exercises In 2005 and 2005 Year End Option Values

The following table sets forth for the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.

                                                                  Number of Securities
                                                                 Underlying Unexercised           Value of Unexercised
                                                               Options at Fiscal Year End       In-the-Money Options at
                                                                          2005                  Fiscal Year End 2005 (1)
                                  Shares                      ---------------------------    --------------------------
                                Acquired on       Value
Name and Principal Position      Exercise       Realized      Unexercisable    Exerciable     Unexercisable  Exercisable
---------------------------      --------       --------      -------------    ----------     -------------  -----------
Vincent J. Truant                       --          --          450,000         32,917     $    100,000     $       --
Chairman of the Board, Chief
  Executive Officer and
Former President

D. Scott Houston                        --          --           97,500        417,037          100,000        600,000
Chief Financial Officer
and Secretary

Paul B. Susie                           --          --           30,000         10,000               --             --
Principal Accounting Officer

Simon K. Hodson                         --          --               --        500,000               --      1,000,000
Former Vice Chairman of the
Board and Former Chief
Executive Officer

----------
(1) The market price of the Company's common stock at December 31, 2005 was $2.00.


Employment Agreements and Arrangements

         Vincent J. Truant entered into an employment agreement with the Company on August 26, 2005. Pursuant to the agreement, Mr. Truant receives and annual salary of $400,000. Additionally, Mr. Truant was granted options to acquire 350,000 shares of the Company's stock at an exercise price equal to the market share price of the Company's common stock at the close of trading on August 26, 2005, ($2.10 per share). Mr. Truant may also be entitled to receive (i) an annual bonus in an amount up to one year's base salary, provided certain criteria is met and (ii) additional stock options or restricted stock under such terms and conditions as are defined in the future by the Compensation Committee of the Board of Directors at their sole discretion.

         D. Scott Houston entered into a written employment agreement with the Company on October 19, 1993. Mr. Houston receives an annual salary of $320,000, subject to annual review and increase at the discretion of the Board of Directors. He may also be entitled to receive (i) an annual bonus, the amount of which is determined by the Compensation Committee, and (ii) options or other rights to acquire the Common Stock, under terms and conditions determined by the Stock Option Committee. Mr. Houston may be terminated at any time, with or without cause, upon thirty (30) days notice. Mr. Houston also receives a car allowance of $600 per month. In order to conserve cash until the Company was able to establish its royalty revenue stream, in April 2004, Mr. Houston voluntarily agreed to go part time and to reduce his base salary 75%, which resulted in an adjustment to his cash compensation to $80,000 per year. Mr. Houston continued to work much more than was originally contemplated and in October 2004, the cash portion of Mr. Houston's salary was adjusted to a rate of $213,333 per year. The Company also agreed to payout Mr. Houston's accrued vacation pay in the amount of $61,540, which was paid out over several pay periods in 2005. As of September 1, 2005, Mr. Houston resumed his full time status with the Company, at his original salary of $320,000 per year. However, he receives only 2/3/3 of his salary in cash and has agreed to receive the balance in the future as deferred compensation. In 2005, based on his continued contributions at significantly reduced compensation during the Company's difficult financial period, the Board approved the grant to Mr. Houston of a deferred compensation award relating to that period, to be paid at such future time as the Company is in a position to do so. Although this deferred compensation award was initially booked as deferred salary, the Board has clarified that this amount be classified as a special deferred bonus. Total accrued deferred compensation due to Mr. Houston as of the year ended December 31, 2005 was $248,889.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% beneficial owners are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file. Based solely upon the Company's review of the copies of such forms it has received, and certain other information available to it, to the best of the Company's knowledge:

         Mr. Khashoggi did not timely file one report reporting the gift of shares of Common Stock to each of his three children and one report reporting the conversion of debt by EKI, an affiliate of Mr. Khashoggi in October 2005. The gift was reported on May 20, 2005 and the conversion of debt by EKI was reported on February 24, 2006.

         Mrs. Khashoggi did not timely file one report reporting her husband's gift of shares of Common Stock reported above and one report reporting the conversion of debt by EKI, an affiliate of Ms. Khashoggi, in October 2005. The gift was reported on May 20, 2005 and the conversion of debt by EKI was reported on February 24, 2006.


Compensation Committee Interlocks and Insider Participation

         All decisions relating to executive compensation during 2005 were made by the Company's Compensation Committee. None of the members of the Committee were officers of the Company in 2005.

         In July 2002, the Company extended a loan in the amount of $55,000 to Mr. Vincent Truant, President and Chief Operating Officer. The loan, which bore interest at 7% per annum, was due upon demand by the Company. In May 2005, the Compensation Committee of the Board of Directors approved a bonus to Mr. Truant equal to the total principal amount and accrued interest, and the note was cancelled.

         Mr. Essam Khashoggi and E. Khashoggi Industries represent a greater than 10% ownership in the Company. The following transactions occurred during 2005.

         During 2002 and 2003, EKI made various simple interest working capital loans to the Company (the "Simple Interest Loans"). As part of the settlement of the 2006 Debentures in October of 2004, EKI agreed to convert all of the outstanding Simple Interest Loans to EarthShell ($2,755,000) into unregistered common stock at $3.00 per share and $532,644 of accumulated interest into unregistered common stock at $4.00 per share, for a total of 1,051,494 shares received by EKI. In May 2005, an additional 44,387 shares were issued to EKI pursuant to a ninety (90) day price protection clause, which provided for an adjustment in the effective conversion price of the interest portions of the Simple Interest Loans from $4.00 per share to $3.00 per share

         In 2005, the Company also granted a ten (10) year warrant to Essam Khashoggi to purchase one million (1,000,000) shares of the Company's common stock at $3.00 per share in consideration of his continued support of the Company since its inception, including providing bridge loans at below market terms from time to time.

         On October 11, 2005, the Company entered into the EKI Loan with EKI pursuant to which the Company issued to EKI a promissory note to EKI in the principal amount of $1,000,000. As of the second week of January 2006, EKI has advanced the full $1,000,000 to the Company. Interest accrues on the principal balance of the EKI Loan at a variable per annum rate, as of any date of determination, that is equal to the rate published in the "Money Rates" section of The Wall Street Journal as being the "Prime Rate", compounded monthly. All accrued but unpaid interest and outstanding principal is due and payable on the earliest to occur of the following: (i) the second (2nd) anniversary of the date of the EKI Loan; (ii) five (5) days following the date the Company has received $3 million or more in aggregate net cash proceeds from all financing transactions, equity contributions, and transactions relating to the sale, licensing, sublicensing or disposition of assets or the provision of services (including advance royalty payments, proceeds from the sale of the Company's common stock and fees for technological services rendered to third parties), measured from the date of the EKI Loan and not taking into account the proceeds advanced under the EKI Loan; or (iii) the occurrence of an Event of Default (as defined in the EKI Loan).

         On October 11, 2005, the Company entered into the Debt Conversion Agreement with EKI, pursuant to which the Company and EKI agreed that a receivable in an amount equal to $837,145.69 (previously owed to bio-Tec Biologische Naturverpackunger GmbH & Co.KG), but which receivable was subsequently assigned to EKI) be converted into 279,048 shares of common stock of the Company. The conversion price equals $3.00 per share. Pursuant to the Debt Conversion Agreement, the Company and EKI released each other from any and all claims in connection with the receivable.

         Biotec License Agreement. On July 29, 2002 the Company entered into a license and information transfer agreement (the "Biotech License Agreement") with bio-tec Biologische Naturverpackungen GmbH & Co. KG and bio-tec Biologische Naturverpackungen Forschungs und Entwicklungs GmbH (the "Biotec Group") to utilize the Biotec Group technology for foodservice disposable packaging applications. EKI had previously granted to the Company priority rights to license certain product applications on an exclusive basis from the Biotec Group in consideration for the Company's payment of a $100,000 minimum monthly payment to Biotec. In September of 2004, as part of an overall restructuring of its debt, EarthShell and Biotec entered into an agreement to convert $1.475 million of the $2.475 million of accrued license fees as of September 1, 2004, plus accrued interest into 491,778 shares of EarthShell common stock and to eliminate, for two (2) years, the $100,000 per month minimum license fee. In December of 2004, the amended Biotec License Agreement was further amended and EarthShell paid to Biotech $125,000, leaving a balance owing of approximately $875,000, which was subsequently reduced to approximately $837,000. On August 31, 2005, in connection with the sale of Biotec by EKI, Biotec License Agreement was again amended and restated (the "Amended and Restated Biotec License") and the minimum monthly payment to retain exclusivity was completely eliminated and the balance of approximately $837,000 owing to EarthShell was assigned by the Biotec Group to EKI. Under the Amended and Restated Biotec License, the Company has a fully paid up license to use the Biotec technology in the EarthShell fields of use, with certain limited exclusions, exclusively through June 2008. The Company can maintain its exclusivity provided it has been successful in commercializing the Biotec technology and is making certain minimum royalty payments under the license by June 2008. The Company has paid to the Biotec Group $125,000 in cash, has converted approximately $1.475 million into 491,778 shares of unregistered stock, and in 2005 had assigned the balance owing to the Biotec Group of $837,000 to EKI. The $837,000 balance was ultimately converted by EKI in October 2005 into shares of EarthShell common stock at $3 per share, as described above.


         In August 2005, the Company granted a warrant to Mr. Essam Khashoggi to purchase 1million shares of the Company's common stock at $3 per share in consideration of Mr. Khashoggi's continued support of the Company since its inception, including providing bridge loans at below market terms from time to time. The warrant expires in May of 2015.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors of EarthShell Corporation is pleased to present its annual report on executive compensation. This report describes the function of the Compensation Committee, the objectives of the Company's executive compensation program, the various components of compensation, and explains the basis upon which 2005 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers.

Compensation Committee Charter

         The Compensation Committee is charged with the following responsibilities:

      o reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for the senior executive officers of the Company;

      o reviewing and commenting on new executive compensation programs that the Company proposes to adopt;

      o periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance;

      o helping to ensure that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders;

      o participating in the preparation of certain portions of the Company's annual proxy statement;

      o if necessary, hiring a compensation expert to provide independent advice on compensation levels; and

      o helping to ensure that the Company undertakes appropriate planning for management succession and advancement.

Compensation Components

         The Company's executive compensation program consists of a mixture of base salary, cash bonuses and stock options. In determining the mix and total amount of compensation for each executive officer, the Compensation Committee subjectively considers each executive's overall value to the Company including past and expected contributions by the executive to the Company's goals. In addition, the Compensation Committee strives to balance short-term and long-term incentive compensation to achieve desired results.

         Shortly following the Company's initial public offering in March 1998, anticipating that it would be hiring several new executives as part of its next stage of development, the Company commissioned SCA Consulting LLC ("SCA"), a Los Angeles based executive compensation consulting firm, to update its executive compensation strategy and total pay structure. As part of its assignment, SCA developed a study of the compensation practices of newly public, development stage companies. The Compensation Committee references this study as it administers each of the three components of its executive compensation program to ensure that its compensation practices are competitive and that the overall compensation package appropriately attracts, motivates, rewards, and retains key employees with outstanding abilities.

         Base Salary. The Company has historically determined base salary for its executives based on qualifications, job requirements and competitive market salaries that such qualifications and job requirements command. As the Company grows, it will continue to rely on peer group competitive compensation practices to remain consistent and competitive in its compensation practices.

         Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be adjusted based upon their assessment of the individual's contribution to and financial growth of the Company as well as competitive pay levels.

         The Company paid base compensation to Mr. Vincent Truant, Chairman of the Board and Chief Executive Officer, at an annual rate of $350,000 which was then adjusted to $400,000 upon his being named Chief Executive Officer effective September 1, 2005. Also effective September 1, 2005, the salary for Mr. D. Scott Houston, Chief Financial Officer and Secretary resumed his full time status with the Company and his salary was adjusted to the former rate of $320,00 per year, of which, Mr. Houston receives $213,333 in cash payments and $106,667 in deferred compensation, as described above.


         Bonus. Bonuses may be granted for a fiscal year after the financial results for that fiscal year become available. The Compensation Committee meets to consider annual bonuses for each executive based on individual performance as well as overall financial results of the Company for the year. There is no plan requiring that bonuses be paid. However, pursuant to their employment agreements, certain executive officers may be entitled to receive an annual bonus, the actual amount of which is determined in the sole discretion of the Compensation Committee.

         The Compensation Committee also may consider bonus compensation in light of the accomplishment of specific milestones developed by management in support of the annual strategic plan.

         In determining whether to grant management bonuses for 2005, the Compensation Committee considered both individual performance as well as the Company's overall performance. Although the Compensation Committee noted several significant individual and Company achievements during the year, in light of the delays the Company has experienced in commercializing the Company's technology as well as the financial condition of the Company, the Compensation Committee granted only one bonus, which was in the amount of $70,000 to Mr. Houston, who had voluntarily gone to reduced salary on a part time basis, but continued to put in a nearly full time effort. The bonus for Mr. Houston will be accrued and will be paid at some future date as the Committee is able.

         Stock Options. The Stock Option Committee believes that significant equity interests in the Company in the form of stock options held by the Company's management serve to align the interests of the executive management team with those of stockholders. The Stock Option Committee may grant stock options and restricted stock to executives and other key employees of the Company pursuant to the 1995 Stock Incentive Plan, or may recommend that the Board of Directors do so, as appropriate. 2005,the Stock Option Committee or its successor committee, the Compensation Committee, granted the Named Executive Officers stock options issued under the 1995 Stock Incentive Plan at the then-current market as follows:

                               Stock Options
                               -------------
Vincent Truant                    350,000
D. Scott Houston                  375,000
Paul B. Susie                      40,000
Simon K. Hodson                   500,000

         The stock options granted are reflected in the Stock Options Grant table.

         The Stock Option Committee will continue to consider various methods to provide additional incentives to management and employees of the Company, including granting additional stock options and/or restricted stock or recommending that the Board of Directors do so, as appropriate. In determining the grants of stock options and restricted stock, the Stock Option Committee will take into account, among other things, the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed award recipient as well as the amounts of prior grants.

Compensation to Chief Executive Officer in 2005

         The Compensation Committee meets annually to evaluate the Chief Executive Officer's performance and to review the Chief Executive Officer's compensation.

         In reviewing Mr. Vincent J. Truant's compensation, the Compensation Committee considers his principal responsibilities, which include providing overall vision and strategic direction for EarthShell, attracting and retaining highly qualified employees and developing and maintaining key customer and capital relationships.

         Mr. Truant received a base annual salary of $400,000 which was effective on September 1, 2005. This amount was based on the Compensation Committee's assessment that Mr. Truant is uniquely qualified to lead the Company through its transition stage and into commercialization. Based in part on the foregoing, the Compensation Committee concluded that the $400,000 base salary compensation was appropriate for 2005.

         The former CEO, Mr. Simon K. Hodson, resigned effective August 31, 2005 and his last day of employment was October 31, 2005. He received a salary at the annual rate of $500,000 for 2005, of which $300,000 was cash compensation and $200,000 was deferred compensation, accruing interest at the rate of 8% per annum. During 2005, Mr. Hodson received total cash compensation of $395,444, which was comprised of cash salary through October 31, 2005 of $250,000, and the payment of accumulated deferred compensation of $141,667 related to 2004 and $25,000 related to 2005. The balance of accumulated deferred compensation due to Mr. Hodson as of December 31, 2005 was $179,361.

 Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation over $1 million to certain executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company did not pay any compensation in 2005 that would be subject to Code Section 162(m). The Compensation Committee intends to establish policies regarding qualification of compensation under Section 162(m) of the Code to the extent it considers such policies appropriate.

Submitted by the Company's Compensation Committee

Dr. Jennings, Mr. Gordon, and Mr. Rast

                             STOCK PERFORMANCE GRAPH


         The graph below compares the cumulative total return on the Company's Common Stock for the last five fiscal years to the total cumulative return on the S&P 500 Index and the Dow Jones Containers & Packaging Industry Group Index
(USA). The comparison assumes $100 was invested in the Company's common stock and the indexes on December 31, 2000 and assumes reinvestment of dividends before consideration of income taxes.

         The stock performance depicted in the graph below is not necessarily indicative of future performance. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.


[The following table was represented as a line chart in the printed material]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         All relationships and related transactions reported in this Annual Report are described under the caption "Compensation Committee Interlocks and Insider Participation."

                                  OTHER MATTERS

         Submission of Stockholder Proposals for Next Year's Annual Meeting. Stockholders interested in presenting a proposal for consideration at the Company's 2007 annual meeting of stockholders may do so by following the procedures prescribed by Rule 14a-8 under the Securities Act of 1934 and the Company's Bylaws. To be eligible for inclusion in the proxy statement and proxy card, stockholder proposals must be received by the Company's Secretary at the Company's offices at 1301 York Road, Suite 200, Lutherville, Maryland 21093 no later than March 1, 2007. Stockholders who intend to present a proposal at the 2006 annual meeting, without including such proposal in the Company's proxy statement, must provide the Company's Secretary with written notice of such proposal in accordance with the Company's Bylaws (not less than 90 days in advance of such meeting or, if later, the tenth day following the first public announcement of the date of the meeting).

         Other Matters. The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters unless such proxy contains instructions to the contrary.

         Communications with the Board of Directors / Board Attendance. Any stockholder interested in communicating with members of the Board of Directors, any of its directors, or any of its committees may send written communications to EarthShell Corporation, York Road, Suite 200, Lutherville, Maryland 21093,
Attention: Board of Directors. Communications received in writing are forwarded to the Board of Directors, the appropriate committee, or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Chairman of the Board has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Directors are encouraged to attend the Annual Meeting. Last year all of the directors attended this meeting.

         Annual Report. The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 2005, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. SUCH REQUESTS SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 1301 YORK ROAD, SUITE 200, LUTHERVILLE, MARYLAND 21093.

         ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.


                                              By Order of the Board of Directors

                                              /s/ D. Scott Houston
                                              ----------------------------------
                                              D. Scott Houston
                                              Secretary

Baltimore, Maryland
May 11, 2006

                                                                      APPENDIX A

                                   AMENDMENT 8
                                       TO
                            1995 STOCK INCENTIVE PLAN
                                       OF
                             EARTHSHELL CORPORATION,
AS AMENDED AND RESTATED(1)

         The 1995 Stock Incentive Plan of EarthShell Corporation, a Delaware corporation, as amended and restated (the "Plan"), is hereby amended as follows:

         1. Section 5(a) of the Plan is hereby amended to provide that the aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under the Plans shall not exceed 4,000,000;

         2. Section 5(c) of the Plan is hereby amended to provide that the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under the Plans shall not exceed 4,000,000.

         Except as amended hereby, the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, the Corporation has caused this Eight Amendment to be duly executed as of this __ day of June, 2006.


EARTHSHELL CORPORATION,
a Delaware corporation


By:           ______________________________

Name:         ______________________________

Title:        ______________________________


----------
(1) First Amendment to 1995 Stock Incentive Plan dated May 1, 1997 and effective January 8, 1997
      Second Amendment to 1995 Stock Incentive Plan dated November 4, 1997 Third Amendment to 1995 Stock Incentive Plan dated February 5, 1999 Fourth Amendment to 1995 Stock Incentive Plan dated March 16, 1999 Fifth Amendment to 1995 Stock Incentive Plan dated March 16, 2000 Sixth Amendment to 1995 Stock Incentive Plan dated June 3, 2003 Seventh Amendment to 1995 Stock Incentive Plan dated July 21, 2005

                                                                      APPENDIX B

                             EarthShell Corporation

                             Audit Committee Charter

                       Approved by the Board of Directors
                               on August 11, 2005

         This charter sets forth the authority and responsibility of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of EarthShell Corporation (the "Company").

                                 I. COMPOSITION

         The Committee shall be appointed annually to serve at the pleasure of the Board and will be comprised of not less than three members of the Board who are "independent directors". The Board shall designate one member as chair or delegate the authority to designate a chair to the Committee. Members of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee. For purposes hereof, an "independent director" is a director who meets the applicable independence requirements of the NASD and Securities and Exchange Commission (the "SEC") rules, as determined by the Board.

         Each member of the Committee must be financially literate as required by Nadsaq corporate governance standards, no member shall have participated in the preparation of the Company's (or any subsidiary) financial statements at any time during the past three years and at least one member of the Committee shall be an "audit committee financial expert," as determined by the Board in accordance with SEC rules.

                                  II. MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Regular meetings of the Committee may be held without call or notice at such times and places as the Committee from time to time may fix. Special meetings of the Committee may be called by the Chairman of the Committee or by the Secretary of the Company when requested to do so by any two members of the Committee. Notice shall be given in the same manner as notice of special meetings of the Board.

         Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if consent in writing is given thereto by all members of the Committee and such consent is filed with the minutes.

         Minutes of the meetings of the Committee will be prepared promptly by the Secretary of the Company or a delegate. The Secretary shall cause minutes of the meetings to be kept in the minute books of the Company of the Committee. These minutes shall be made available to the members of the Board from time to time for their information.


                                   III. QUORUM

         A majority of the members of the Committee, but no fewer than two persons, shall constitute a quorum for the transaction of business at any meeting of the Committee. Any action of the Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present and in any event shall require not less than two affirmative votes.

                                   IV. PURPOSE

         The purposes of the Committee shall be to:

      o oversee the Company's accounting and financial reporting processes and the audits of the Company's financial statements;

      o oversee the Company's compliance with legal and regulatory requirements;

      o     oversee the outside auditor's qualifications and independence;

      o oversee the performance of the company's internal audit function and outside auditor;

      o oversee the Company's system of disclosure controls and system of internal controls; and

      o prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

                         V. DUTIES AND RESPONSIBILITIES

To fulfill its responsibilities and duties the Committee shall:

1.       Review Procedures and the Outside Auditor

      o Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the outside auditor. In this regard, the Committee shall appoint, retain, compensate, evaluate, and terminate, when appropriate, the outside auditor, which shall report directly to the Committee.

      o Approve in advance all audit services to be provided by the outside auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.)

      o Establish policies and procedures for the engagement of the outside auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the outside auditor.

      o Consider, at least annually, the independence of the outside auditor, including whether the outside auditor's performance of permissible non-audit services is compatible with the auditor's independence, and obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the outside auditor.

      o Establish policies for the hiring of employees and former employees of the outside auditor.

      o Review and discuss with the outside auditor: (A) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of its audit work, including any restrictions on the scope of the outside auditor's activities or on access to requested information, and any significant disagreements with management; (B) any reports of the outside auditor with respect to interim periods; and (C) any significant changes to the Company's accounting principles and any items required to be communicated by the outside auditor in accordance with SAS 61.

      o Review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company, including: (A) an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (B) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," including accounting policies that may be regarded as critical; and (C) major issues regarding the Company's accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and financial statement presentations; and receive reports from the outside auditor as required by SEC rules.

      o Recommend to the Board based on the review and discussion described in the preceding three bullet points, whether the financial statements should be included in the Annual Report on Form 10-K.

      o Review with management and the outside auditor the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution and review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies

      o Review press releases with management prior to release, including review of "pro-forma" or "adjusted" non-GAAP information and press releases containing financial information.

      o Review and discuss with the internal auditor of the Company, if any, the scope and results of the internal audit program.

      o Review and discuss the adequacy and effectiveness of the Company's internal controls, including any significant deficiencies or material weaknesses in internal control over financial reporting and significant changes in internal control over financial reporting.

      o Review the reports of management and the outside auditor on internal control over financial reporting.

      o Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the outside auditor and management's responses to such findings.

2.       Other Audit Committee Responsibilities

      o On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

      o Oversee the Company's compliance systems with respect to legal and regulatory requirements and review the Company's codes of conduct and programs to monitor compliance with such codes.

      o Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

      o Review all related party transactions (as defined in applicable Nadsaq listing standards).

      o Establish, publish, and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters (whistle blower procedures).

      o Help provide an open avenue of communication among the outside auditor, management, the internal audition function and the Board.

      o Review and discuss the adequacy and effectiveness of the Company's disclosure controls and procedures.

      o Perform any other activities consistent with this charter, the Company's Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

      o Annually evaluate the performance of the Committee and assess the adequacy of the Committee's charter. Submit the Charter to the Board of Directors for approval and have the document published as may be required by SEC regulations.

      o     Review and recommend approval of budgets.

                              VI. OUTSIDE ADVISORS

         The Committee will have the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.


                                   * * * * * *

                             EarthShell Corporation

                         Compensation Committee Charter

                       Approved by the Board of Directors
                               on August 11, 2005

         This charter sets forth the authority and responsibility of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of EarthShell Corporation (the "Company").

                                 I. COMPOSITION


         The Committee shall be appointed annually to serve at the pleasure of the Board and will be comprised of not less than three members of the Board who are "independent directors". The Board shall designate one member as chair or delegate the authority to designate a chair to the Committee. Members of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee. For purposes hereof, an "independent director" is a director who meets the applicable independence requirements of NASD, as determined by the Board. Additionally, members of the Committee must qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.


                                  II. MEETINGS


         The Committee shall meet at least twice annually, or more frequently as circumstances dictate. Regular meetings of the Committee may be held without call or notice at such times and places as the Committee from time to time may fix. Special meetings of the Committee may be called by the Chairman of the Committee or by the Secretary of the Company when requested to do so by any two members of the Committee. Notice shall be given in the same manner as notice of special meetings of the Board.

         Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if consent in writing is given thereto by all members of the Committee and such consent is filed with the minutes.

         Minutes of the meetings of the Committee will be prepared promptly by the Secretary of the Company or a delegate. The Secretary shall cause minutes of the meetings to be kept in the minute books of the Company of the Committee. These minutes shall be made available to the members of the Board from time to time for their information.


                                   III. QUORUM

         A majority of the members of the Committee, but no fewer than two persons, shall constitute a quorum for the transaction of business at any meeting of the Committee. Any action of the Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present and in any event shall require not less than two affirmative votes.

                    IV. PURPOSE, DUTIES, AND RESPONSIBILITIES

         To fulfill its responsibilities and duties the Committee shall have direct responsibility to:


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

      o oversee the Company's overall compensation structure, policies and programs, and assess whether the Company's compensation structure establishes appropriate incentives for management and employees;


      o review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the "CEO"), evaluate the CEO's performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO's compensation level based on this evaluation;


      o administer and make recommendations to the Board with respect to non-CEO compensation and the Company's incentive-compensation and equity-based compensation plans;


      o review and recommend to the Board the annual base salary, bonus, and other benefits for the executive officers of the Company with the goal of ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders;


      o approve stock option and other stock incentive awards for executive officers;


      o review and approve the design of other benefit plans pertaining to executive officers;


      o review and recommend employment agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements;


      o approve, amend or modify the terms of any compensation or benefit plan that does not require shareholder approval;


      o review periodically succession plans relating to positions held by executive officers, and make recommendations to the Board regarding the selection of individuals to fill these positions;


      o annually evaluate the performance of the Committee and the adequacy of the committee's charter; and


      o produce a Committee report on executive compensation as required by the Securities and Exchange Commission (the "SEC") to be included in the company's annual proxy statement filed with the SEC.

                                V. SUBCOMMITTEES

         The Committee shall be permitted to delegate any of the foregoing duties and responsibilities to a subcommittee of the Committee consisting of not less than two members of the committee.

                              VI. OUTSIDE ADVISORS

         The Committee will have the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the committee in the evaluation of director, CEO or senior executive compensation, and to approve the consultant's fees and other retention terms.


                                   * * * * * *

                                    EXHIBIT C


                             EarthShell Corporation

              Corporate Governance and Nominating Committee Charter

                       Approved by the Board of Directors
                               on August 11, 2005

         This charter sets forth the authority and responsibility of the Corporate Governance and Nominating Committee (the "Committee") of the Board of Directors (the "Board") of EarthShell Corporation (the "Company").

                            I. PURPOSE AND AUTHORITY

         The primary purpose of the Committee is to assist the Board in:

      o     identifying qualified individuals to become Board members;
      o     determining the composition of the Board and its committees;
      o     considering questions of possible conflicts of interest;
      o developing and implementing the Company's corporate governance guidelines; and
      o     monitoring a process to assess Board effectiveness.

         The Committee will primarily fulfill these responsibilities by carrying out the activities listed below in Section V of this charter. Subject to any restrictions or limitations on the delegation of power and authority imposed by the rules or regulations promulgated by the SEC, the NASD or other applicable regulatory authority or law, the Committee shall have, and may exercise, all the powers and authority of the Board reasonably necessary or advisable for the Committee to perform its responsibilities as set forth in Section V of this charter.

                                 II. COMPOSITION

         The Committee shall be appointed annually to serve at the pleasure of the Board and will be comprised of not less than three members of the Board who are "independent directors" for purposes of SEC and other applicable regulatory rules. The Board shall designate one member of the Committee to serve as Chairman. Vacancies in the Committee may be filled at any meeting of the Board.

                                  III. MEETINGS

         The Committee shall meet at least twice annually, or more frequently as circumstances dictate. Regular meetings of the Committee may be held without call or notice at such times and places as the Committee from time to time may fix. Special meetings of the Committee may be called by the Chairman of the Committee or by the Secretary of the Company when requested to do so by any two members of the Committee. Notice shall be given in the same manner as notice of special meetings of the Board.

         Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if consent in writing is given thereto by all members of the Committee and such consent is filed with the minutes.

         Minutes of the meetings of the Committee will be prepared promptly by the Secretary of the Company or a delegate. The Secretary shall cause minutes of the meetings to be kept in the minute books of the Company of the Committee. These minutes shall be made available to the members of the Board from time to time for their information.

                                   IV. QUORUM

         A majority of the members of the Committee, but no fewer than two persons, shall constitute a quorum for the transaction of business at any meeting of the Committee. Any action of the Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present and in any event shall require not less than two affirmative votes.

                         V. RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Committee shall:

1.       Identify Qualified Individuals to Become Board Members

         The Committee will annually provide to the Board for its approval a slate of potential Board member nominees to be presented to the Company's stockholders. When selecting such nominees the Committee will seek out individuals who have:

      o     the highest character and integrity;
      o an ability and desire to make independent and thoughtful analytical inquiries;
      o     meaningful experience at a strategy/policy setting level;
      o     outstanding ability to work well with others;
      o sufficient time available to carry out Board members responsibilities; and
      o freedom from any conflict of interest (other than employment by the Company of an inside director) that would interfere with his or her independent judgment and proper performance of responsibilities as a member of the Board.

2.       Review Board and Board Committee Structure

         The Committee will, from time to time, review the Board and the Board's committee structure and function and will provide the Board annually with a recommended membership slate for each Committee. The Committee will also recommend additional committee members to fill vacancies as such vacancies arise.

3.       Corporate Governance

         The Committee will develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee will review the guidelines from time to time and recommend any necessary changes.

4.       Conflicts of Interest

         The Committee will review and consider all potential conflict of interest and related party transactions and will:

      o determine whether each such transaction is on at least as favorable terms to the Company as might be available from third parties;
      o determine whether each such transaction is reasonably likely to further the Company's business activities and interests;
      o determine whether the process by which the decision to enter into each such transaction was approved or ratified and is fair;
      o help ensure that all such transactions are disclosed in the Company's filings with the SEC as necessary; and
      o retain an independent expert, if necessary, to determine the advisability of the Company's entering into such transactions, and to determine fair terms for such transactions.

5.       Self-Evaluation Process

         The Committee will develop and recommend to the Board for its approval an annual Board self-evaluation process. The Committee will administer the annual self-evaluation process. In addition, the Committee will:

      o as necessary, review changes in the occupation or retirement of Board members and whether the new occupation or retirement is consistent with the rationale for originally selecting the person to be a Board member;
      o when presented, review Board member notices regarding invitations to join other boards of directors; and
      o every three years, review each Board member's continuation on the Board.

6.       General

         The Committee will report to the Board following meetings of the Committee and will perform any other activities consistent with this charter, the Company's Certificate of Incorporation and Bylaws and governing law as the Committee or the Board deems necessary or appropriate. The Committee shall have the authority to engage outside counsel if necessary.


                                   * * * * * *

                             EARTHSHELL CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

         The undersigned stockholder of EarthShell Corporation, a Delaware corporation, acting under the Delaware General Corporation Law, hereby constitutes and appoints Vincent J. Truant and D. Scott Houston, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of said corporation to be held on June 13, 2006, at 10:00 a.m. Eastern Daylight Time, at the Towson Sheraton, located at Dulaney Valley Road, Baltimore, Maryland for the purposes of:

         , and at any adjournments thereof in connection therewith to vote and represent all of the shares of common stock of said corporation which the undersigned would be entitled to vote, as follows:

(1) ELECTION OF DIRECTORS

(    )   For the nominees listed below   (    )   WITHHOLD AUTHORITY to vote for
                                                  the nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

         VINCENT J. TRUANT                  HAMLIN JENNINGS
         MICHAEL C. GORDON                  M. WALKER RAST
         D. SCOTT HOUSTON

(2) Approving an amendment to the Company's 1995 Stock Incentive Plan increasing the number of shares of Common Stock available for awards

          (    )  FOR      (    )  AGAINST  (    )   ABSTAIN

(3) OTHER BUSINESS: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             EARTHSHELL CORPORATION

         Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND AS A GRANT OF AUTHORITY TO VOTE ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the meeting.


------------------------------------                ----------------------------
              Date                                            Signature

                                                    ----------------------------
                                                     Signature (if held jointly)

                                                     Please sign your name
                                                     exactly as it appears on
                                                     this Proxy. When signing as
                                                     an attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give your
                                                     full title as such.

  WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN, DATE AND RETURN
         YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.


         I/we plan (    ) do not plan (    ) to attend the stockholders meeting.

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